SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CHANTICLEER HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

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Chanticleer Holdings, Inc.
11220 Elm Lane, Suite 103
Charlotte, NC  28277

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

The purpose of this letter is to inform you that the board of directors of Chanticleer Holdings, Inc., a Delaware corporation (“we”, “us” or “Company”), and the holders of a majority of the outstanding shares of our issued and outstanding common stock, par value $0.0001 per share ("Common Stock”), pursuant to a written consent in lieu of a meeting in accordance with our certificate of incorporation and Delaware General Corporation Law ("DGCL") Section 228, approved the forward split of the Company's issued and outstanding Common Stock at a ratio of 2:1 (the "Forward Split").

Notwithstanding approval of the Forward Split by the stockholders, our board of directors may, in its sole discretion, determine not to effect, and abandon, the Forward Split without further action by our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The accompanying Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until twenty calendar days after the mailing of the Information Statement to our stockholders. The Company anticipates effectuating the Forward Split through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Office of the Secretary of State of Delaware immediately after the tolling of the twenty calendar day period. A copy of the Certificate of Amendment is attached to the Information Statement as Appendix A.

I encourage you to read the enclosed Information Statement, which is being provided to all of our stockholders. It describes the proposed corporate actions in detail.

Sincerely,

/s/ Michael D. Pruitt
MICHAEL D. PRUITT
Chief Executive Officer

This Information Statement is dated __________, 2010, and is first being mailed to stockholders of record of Chanticleer Holdings, Inc. on __________, 2010.

Chanticleer Holdings, Inc.
4201 Congress Street, Suite 145
Charlotte, NC 28209
________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
________________________

NO VOTE OR ACTION OF THE COMPANY'S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to stockholders of Chanticleer Holdings, Inc. (sometimes hereinafter referred to as “we”, “us”, “Company” or “Chanticleer”) in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law ("DGCL"), including Section 228 of the DGCL. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the DGCL are afforded to our stockholders as a result of the corporate action described in this Information Statement. The record date for determining the stockholders entitled to receive this Information Statement has been established as of the close of business on November 10, 2010 (the “Record Date”).

OUTSTANDING VOTING SECURITIES

As of the Record Date, we had issued and outstanding 1,266,673 shares of common stock, par value $0.0001 per share (the “Common Stock”), such shares constituting all of the Company’s issued and outstanding capital stock.

The DGCL and our certificate of incorporation permit the holders of a majority of the shares of the our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On November 5, 2010, our board of directors consented in writing without a meeting to the matters described herein, and recommended that the matters described herein be presented to the stockholders for approval. On November 6, 2010, the holders of an aggregate of 708,539 shares of Common Stock (the “Consenting Stockholders”), representing approximately 55.9% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein.

CORPORATE ACTIONS

The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Our board of directors and the Consenting Stockholders have consented to the forward split of the Company's issued and outstanding Common Stock at a ratio of 2:1 (the "Forward Split").

We will pay the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of November 22, 2010, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

•	each of the Company's named executive officers;

•	each of the Company's directors; and

•	all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 103, Charlotte, NC  28277. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of November 22, 2010, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock outstanding as of November 22, 2010, was 1,266,673. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares of
Name	Common Stock Owned	Percentage of Class

Sandor Capital Master Fund LP (1)	77,386	6.1%

Robert B. Prag (2)	90,000	7.1%

Michael D. Pruitt (3)	193,262	15.3%

Michael Carroll	2,500	*

Brian Corbman	2,550	*

Paul I. Moskowitz	100	*

Keith Johnson	-	*

Officers and Directors As a Group (5 Persons)	198,412	15.7%

(1)	John S. Lemak has investment and voting control over the securities held by Sandor Capital Master Fund LP. Sandor maintains principal offices at 2828 Routh Street, Suite 500, Dallas, TX 75201.
(2)	Mr. Prag’s address is 2455 El Amigo Road, Del Mar, CA 92014.
(3)	Includes 22,297 shares of common stock held by Avenel Financial Group, Inc., a corporation controlled by Michael D. Pruitt.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. The Company believes that such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

FORWARD SPLIT

General

On November 5, 2010, our Board of Directors consented in writing without a meeting to a 2 for 1 forward split of the Company's outstanding shares of Common Stock, and recommended the matter be submitted to the Company's stockholders for their approval. On November 6, 2010, the Consenting Stockholders, who hold an aggregate of 708,539 shares of Common Stock, representing approximately 55.9% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to the Forward Split.

Reasons for the Forward Split

In approving the Forward Split, the Board considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend securities with low trading volume to their clients. Investors may also be dissuaded from purchasing stocks with low trading volumes. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of stocks with low trading volumes. The Board also believes that most investment funds are reluctant to invest in stocks with low trading volumes.

The Board proposed the Forward Split as one method to attract investors and business opportunities in the Company. The Company believes that the Forward Split may improve the volume of the Company's Common Stock traded and could help generate additional interest in the Company.

However, the effect of the Forward Split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. The market price of the Company's Common Stock is also based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Risks of the Forward Split

Upon effectiveness of the Forward Split, there can be no assurance that the trading volume of the Company's Common Stock will increase at a level in proportion to the increase in the number of outstanding shares resulting from the Forward Split, that the Forward Split will result in a trading volume that will increase the Company's ability to attract and retain employees and other service providers or that the trading volume of the post-split Common Stock will be maintained. The market price and trading volume of the Company's Common Stock will be based on its financial performance, market condition, the market perception of its future prospects, as well as other factors, many of which are unrelated to the number of shares outstanding.

Effects of the Forward Split

General

Pursuant to the Forward Split, each share of the Company's Common Stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Forward Split, will become 2 shares of the same class of the Company's Common Stock after consummation of the Forward Split.

Effect on Authorized and Outstanding Shares

The Company is currently authorized to issue a maximum of 200,000,000 shares of Common Stock and no shares of preferred stock. There are 1,266,673 shares of Common Stock issued and outstanding, or held as treasury shares. The number of issued and outstanding shares of capital stock, including treasury shares (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be increased to a number that will be approximately equal to the number of shares of capital stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Forward Split, multiplied by 2.

With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Forward Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change as a result of the Forward Split.

The Forward Split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Company's issued and outstanding capital stock. The Forward Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power.

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Forward Split will not affect the registration of the Company's Common Stock under the Exchange Act.

Number of Shares of Common Stock Available for Future Issuance

The number of shares of Common Stock the Company is authorized to issue will remain 200,000,000 shares of Common Stock after giving effect to the Forward Split. The ratio of shares of Common Stock issued and outstanding to shares authorized and available for issue will increase after the Forward Split from approximately ..00633% to approximately .01266%. The actual number of shares of Common Stock authorized and available for issuance will decrease as a result of the Forward Split from approximately 198,733,327 shares to 197,466,654 shares.

Effectiveness of the Forward Split

The Forward Split cannot be effectuated until at least 20 calendar days after the mailing of a definitive information statement to the Company's stockholders. The Company anticipates effectuating the Forward Split, through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Office of the Secretary of State of Delaware, immediately after the tolling of the twenty calendar day period.  After the filing of the Certificate of Incorporation, our transfer agent, Routh Stock Transfer, Inc., will be instructed to issue each stockholder the additional shares resulting from the Forward Split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES TO THE COMPANY OR THE TRANSFER AGENT.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences of the Forward Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to stockholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).

The receipt of the Common Stock following the effective date of the Forward Split, solely in exchange for the Common Stock held prior to the Forward Split will not generally result in a recognition of gain or loss to the stockholders.

The adjusted tax basis of a stockholder in the Common Stock received after the Forward Split will be the same as the adjusted tax basis of the Common Stock held prior to the Forward Split exchanged therefore, and the holding period of the Common Stock received after the Forward Split will include the holding period of the Common Stock held prior to the Forward Split exchanged therefore. No gain or loss will be recognized by the Company as a result of the Forward Split. The Company's views regarding the tax consequences of the Forward Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE FORWARD SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE FORWARD SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE FORWARD SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE FORWARD SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE FORWARD SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

EFFECTIVE DATE OF STOCKHOLDER ACTIONS

The Forward Split cannot be effectuated until at least 20 calendar days after the mailing of a definitive information statement to the Company's stockholders. The Company anticipates effectuating the Forward Split, through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Office of the Secretary of State of Delaware, immediately after the tolling of the twenty calendar day period.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Section 228 of the DGCL, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

DISSENTERS' RIGHTS

The DGCL does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company via telephone at (704) 366-5122 or at the address set forth above.

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

"FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 200,000,000, all of which shall be shares of Common Stock, par value $.0001 per share.

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into two (2) shares of common stock, par value $.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by two (2) (the "Forward Stock Split")."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 228 (by written consent of the stockholders) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on _____________, 2010.

CHANTICLEER HOLDINGS, INC.

By:
Name:
Title: